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                                                                    EXHIBIT 23.1


                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Kansas City Southern Industries, Inc. of our report dated September 7, 2000, except for Notes 15 and 17 for which the date is January 24, 2001, relating to the financial statements of Kansas City Southern Industries, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

In addition, we consent to the incorporation by reference in this Registration Statement of our report dated February 29, 2000 relating to the financial statements of DST Systems, Inc., which appears in the DST Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1999. The financial statements of DST Systems, Inc. for the year ended December 31, 1999 together with our report thereon have been incorporated by reference in the Annual Report on Form 10-K of Kansas City Southern Industries, Inc. which has been incorporated by reference in this Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
January 24, 2001